Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	JAIME MARCUS Investor Relations (240) 744-5117 ir@hosthotels.com

Host Hotels & Resorts, Inc. Reports Strong Second Quarter 2022 Operating Results

Surpassing 2019 RevPAR

Announces Second Consecutive Doubling of Quarterly Dividend to $0.12 Per Share

BETHESDA, MD; August 3, 2022 – Host Hotels & Resorts, Inc. (NASDAQ: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced results for second quarter of 2022.

Operating Results

(unaudited, in millions, except per share and hotel statistics)

	Quarter ended June 30,		Percent Change	Percent Change	Year-to-date ended June 30,		Percent Change	Percent Change
	2022	2021	vs. Q2 2021	vs. Q2 2019⁽²⁾	2022	2021	vs. 2021	vs. 2019⁽²⁾
Revenues	$1,381	$649	112.8%	(6.9)%	$2,455	$1,048	134.3%	(14.5)%
All Owned Hotel revenues ⁽¹⁾	1,373	657	109.0%	3.7%	2,426	1,088	123.0%	(6.6)%
All Owned Hotel Total RevPAR ⁽¹⁾	355.88	171.23	107.8%	2.7%	315.94	142.57	121.6%	(7.6)%
All Owned Hotel RevPAR ⁽¹⁾	219.30	110.65	98.2%	3.7%	193.26	91.58	111.0%	(7.1)%

Net income (loss)	$260	$(61)	N/M		$378	$(214)	N/M
EBITDAre⁽¹⁾	506	111	355.9%		812	116	600.0%
Adjusted EBITDAre⁽¹⁾	500	110	354.5%		806	113	613.3%

Diluted earnings (loss) per common share	0.36	(0.09)	N/M		0.52	(0.30)	N/M
NAREIT FFO per diluted share⁽¹⁾	0.58	0.12	383.3%		0.97	0.13	646.2%
Adjusted FFO per diluted share⁽¹⁾	0.58	0.12	383.3%		0.97	0.13	646.2%

* Additional detail on the Company’s results, including data for 22 domestic markets, is available in the Second Quarter 2022 Supplemental Financial Information available on the Company’s website at www.hosthotels.com.

James F. Risoleo, President and Chief Executive Officer, said, “The operational recovery in the lodging sector continued to play out over the first half of the year. During the second quarter, RevPAR was $219 representing a 3.7% increase over the second quarter of 2019, and the first time our quarterly RevPAR exceeded 2019 levels since the onset of the pandemic. We saw significant improvements across markets and business mix during the quarter, driven by an increase in business travel and improvement in group revenues. While macroeconomic concerns are now competing with the lodging recovery, we believe we are very well positioned to continue our strong operating performance in the second half of the year given our portfolio diversification, our reinvestment in our assets, and our investment grade balance sheet."

(1)
NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, EBITDAre, Adjusted EBITDAre and All Owned Hotel revenues are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures. Additionally, All Owned Hotel results and statistics include adjustments for dispositions and acquisitions. See Hotel Operating Data for RevPAR results of the portfolio based on the Company's ownership period, without these adjustments.
(2)
Presentation includes comparisons to 2019 operating results in order to allow investors to better understand the trajectory and timing of any recovery from the COVID-19 impacts on hotel operations.

N/M = Not Meaningful

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 3, 2022

Highlights:

•
All Owned Hotel Total RevPAR was $355.88 and All Owned Hotel RevPAR was $219.30 in the second quarter, reflecting continued sequential improvement. Improvements were driven by leisure travel, which drove strong rates at resort properties leading to average room rates of $296.91 as well as significant improvements in food and beverage and other revenues. At the same time, recovery at the Company's urban markets accelerated, fueled by an increase in group demand compared to the first quarter of 2022.
•
Generated GAAP net income of $260 million in the second quarter, an increase of $142 million from the first quarter, driven by the improvement in operations. GAAP operating profit margin for the quarter was 23.7%, an improvement of 480 basis points compared to the second quarter of 2019.
•
Achieved All Owned Hotel EBITDA of $510 million and Adjusted EBITDAre of $500 million, both of which exceeded 2019 second quarter results, benefiting from continued positive quarterly sequential improvements in RevPAR and operations.
•
The strong improvements in rate combined with a reduction in hotel expenses compared to 2019 led to All Owned Hotel EBITDA margin of 37.1% for the second quarter, exceeding the second quarter 2019 margin by 480 basis points.
•
As previously announced, sold the Sheraton New York Times Square Hotel in April for $373 million, which includes a $250 million bridge loan provided by the Company to the buyer, with an initial term of six months and three potential six-month extensions. Also sold YVE Hotel Miami for $50 million, including $1 million of FF&E funds.
•
Preliminary forecast All Owned Hotel RevPAR for July is expected to be approximately flat to 2019 with RevPAR of approximately $195, reflecting normal seasonality.

Balance Sheet

The Company maintains a robust balance sheet, with the following balances at June 30, 2022:

•
Total assets of $12.0 billion.
•
Debt balance of $4.2 billion, with an average maturity of 5 years, an average interest rate of 3.7%, and no significant maturities until 2024.
•
Total available liquidity of approximately $2.4 billion, including furniture fixtures & equipment ("FF&E") escrow reserves of $179 million and $1.5 billion available under the revolver portion of the credit facility.

Dividend and Share Repurchase Program

The Company paid a second quarter cash dividend of $0.06 per share on its common stock on July 15, 2022 to stockholders of record on June 30, 2022. On August 3, 2022, the Board of Directors authorized a regular quarterly cash dividend of $0.12 per share on its common stock. The dividend will be paid on October 17, 2022 to stockholders of record on September 30, 2022. All future dividends are subject to approval by the Company’s Board of Directors.

On August 3, 2022, the Board of Directors authorized an increase in the Company’s share repurchase program from the existing $371 million remaining under the prior Board authorization to $1 billion. The common stock may be purchased in the open market or by other means from time to time depending upon market conditions. No shares were repurchased during the second quarter.

Operating Results

•
All Owned Hotel RevPAR improved 31% compared to the first quarter of 2022 and surpassed second quarter 2019 RevPAR for the first time. Strong leisure demand for resorts and hotels located in the Company’s Sunbelt markets and Hawaii continued, while results also benefited from accelerated improvement at the Company's urban markets compared to first quarter of 2022. Hotels in New York, Washington, D.C. and San Francisco/San Jose experienced marked improvement in RevPAR compared to the first quarter, driven by improvements in group and transient business.
•
All Owned Hotel average room rates continued to hold strong, surpassing 2019 rates throughout the quarter, and average occupancy continued to close the gap to 2019.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 3, 2022

•
Food and beverage revenues for the Company's current portfolio improved approximately 37%, compared to the first quarter. Banquet and Catering revenues improved as group room nights were down only 8.5% to 2019, compared to being down 42% to 2019 in the first quarter of 2022.
•
Hiring pace improved in the second quarter compared to the first quarter, but continues to lag demand. The Company expects hotel operating costs to increase as hiring pace catches up with demand.

Hotel Business Mix Update

The Company’s customers fall into three broad groups: transient, group and contract business, which accounted for approximately 61%, 35%, and 4%, respectively, of its 2019 room sales.

While leisure demand continued to contribute to improvements in the second quarter compared to the first quarter of 2022, a resurgence in group demand also helped shift the second quarter mix of business closer to 2019 levels. The following are the sequential results for transient, group and contract business in comparison to 2019 performance, for the Company's current portfolio:

	Quarter ended June 30, 2022			Quarter ended March 31, 2022
	Transient	Group	Contract	Transient	Group	Contract
Room nights (in thousands)	1,592	1,118	138	1,278	682	123
Percentage change in room nights vs. same period in 2019	(10.3)%	(8.5)%	12.4%	(19.1)%	(42.0)%	(1.4)%
Rooms Revenues (in millions)	$531	$288	$26	$432	$184	$21
Percentage change in revenues vs. same period in 2019	9.6%	(2.9)%	2.1%	(3.2)%	(39.2)%	(12.7)%

Capital Expenditures

The following presents the Company’s capital expenditures spend for the second quarter and the forecast for full year 2022 (in millions):

	Year-to-date ended June 30, 2022	2022 Full Year Forecast

	Actual	Low-end of range	High-end of range
ROI - Marriott Transformational Capital Program	$46	$90	$115
ROI - All other ROI projects	116	230	240
Total ROI project spend	162	320	355
Renewals and Replacements	78	180	220
Total Capital Expenditures	$240	$500	$575

The Company invested heavily in capital expenditures in the early phases of recovery in order to minimize future disruption and believes these renovations will position these hotels to capture additional revenue during the lodging recovery. In 2022, the Company expects to complete renovations to 4,400 guestrooms, approximately 49,000 square feet of meeting space and approximately 123,000 square feet of public space. The Company received $3 million of operating profit guarantees in the second quarter and $7 million year-to-date and expects to receive approximately $11 million in total operating profit guarantees in 2022 under the Marriott Transformational Capital Program. The program is expected to be substantially complete by the end of 2022.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 3, 2022

2022 Outlook

The Company anticipates its full year 2022 operating results, as compared to 2021 and 2019, will be in the following range:

	Full Year 2022 Guidance
	Low-end of range	High-end of range	Change vs. 2021	Change vs. 2019
All Owned Hotel Total RevPAR	$307	$314	66.6% to 70.4%	(5.5)% to (3.3)%
All Owned Hotel RevPAR	191	195	62.5% to 65.9%	(4.5)% to (2.5)%
Total revenues under GAAP	4,781	4,889	65.4% to 69.2%	(12.6)% to (10.6)%
Operating profit margin under GAAP	15.1%	16.1%	2,380 bps to 2,480 bps	50 bps to 150 bps
All Owned Hotel EBITDA margin	31.5%	32.1%	810 bps to 870 bps	190 bps to 250 bps

Based upon the above parameters, the Company estimates its full year 2022 guidance as follows:

	Full Year 2022 Guidance
	Low-end of range	High-end of range
Net income (in millions)	$588	$652
Adjusted EBITDAre (in millions)	1,445	1,510
Diluted earnings per common share	0.81	0.90
NAREIT FFO per diluted share	1.71	1.80
Adjusted FFO per diluted share	1.71	1.80

See the 2022 Full Year Forecast Schedule and the Notes to Financial Information for items that may affect forecast results.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 73 properties in the United States and five properties internationally totaling approximately 42,300 rooms. The Company also holds non-controlling interests in seven domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Four Seasons®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry and 2022 estimates with respect to our business, are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting travel or the size of gatherings; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 3, 2022 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 3, 2022

Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of June 30, 2022, which are non-controlling interests in Host LP in our consolidated balance sheets and is included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

2022 OPERATING RESULTS	PAGE NO.
Condensed Consolidated Balance Sheets (unaudited) June 30, 2022 and December 31, 2021	6
Condensed Consolidated Statements of Operations (unaudited) Quarter and Year-to-date ended June 30, 2022 and 2021	7
Earnings (Loss) per Common Share (unaudited) Quarter and Year-to-date ended June 30, 2022 and 2021	8
Hotel Operating Data
Hotel Operating Data for Consolidated Hotels (by Location)	9

Schedule of All Owned Hotel Results	15
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	18
Reconciliation of Diluted Earnings (Loss) per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	19
2022 FORECAST INFORMATION
Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2022 Forecasts	20
Schedule of All Owned Hotel Results for Full Year 2022 Forecasts	21
Notes to Financial Information	22

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in millions, except shares and per share amounts)

	June 30, 2022	December 31, 2021

ASSETS
Property and equipment, net	$9,538	$9,994
Right-of-use assets	560	551
Assets held for sale	—	270
Due from managers	164	113
Advances to and investments in affiliates	126	42
Furniture, fixtures and equipment replacement fund	179	144
Notes receivable	413	—
Other	365	431
Cash and cash equivalents	699	807
Total assets	$12,044	$12,352

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt⁽¹⁾
Senior notes	$3,112	$3,109
Credit facility, including the term loans of $998 and $997, respectively	992	1,673
Mortgage and other debt	108	109
Total debt	4,212	4,891
Lease liabilities	572	564
Accounts payable and accrued expenses	113	85
Due to managers	35	42
Other	167	198
Total liabilities	5,099	5,780

Redeemable non-controlling interests - Host Hotels & Resorts, L.P.	163	126

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $0.01, 1,050 million shares authorized, 714.9 million shares and 714.1 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,729	7,702
Accumulated other comprehensive loss	(74)	(76)
Deficit	(885)	(1,192)
Total equity of Host Hotels & Resorts, Inc. stockholders	6,777	6,441
Non-redeemable non-controlling interests—other consolidated partnerships	5	5
Total equity	6,782	6,446
Total liabilities, non-controlling interests and equity	$12,044	$12,352

___________

(1)
Please see our Second Quarter 2022 Supplemental Financial Information for more detail on our debt balances and financial covenant ratios under our credit facility and senior notes indentures.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2022	2021	2022	2021
Revenues
Rooms	$850	$423	$1,505	$680
Food and beverage	405	137	702	214
Other	126	89	248	154
Total revenues	1,381	649	2,455	1,048
Expenses
Rooms	189	109	349	174
Food and beverage	245	105	445	167
Other departmental and support expenses	300	209	573	369
Management fees	62	21	102	32
Other property-level expenses	78	79	162	157
Depreciation and amortization	162	169	334	334
Corporate and other expenses⁽¹⁾	25	25	48	49
Gain on insurance and business interruption settlements	(7)	—	(7)	—
Total operating costs and expenses	1,054	717	2,006	1,282
Operating profit (loss)	327	(68)	449	(234)
Interest income	6	—	7	1
Interest expense	(37)	(43)	(73)	(85)
Other gains	1	3	14	2
Equity in earnings of affiliates	2	25	4	34
Income (loss) before income taxes	299	(83)	401	(282)
Benefit (provision) for income taxes	(39)	22	(23)	68
Net income (loss)	260	(61)	378	(214)
Less: Net (income) loss attributable to non- controlling interests	(4)	1	(6)	2
Net income (loss) attributable to Host Inc.	$256	$(60)	$372	$(212)
Basic and diluted earnings (loss) per common share	$0.36	$(0.09)	$0.52	$(0.30)

___________

(1)
Corporate and other expenses include the following items:

	Quarter ended June 30,		Year-to-date ended June 30,
	2022	2021	2022	2021

General and administrative costs	$20	$20	$38	$40
Non-cash stock-based compensation expense	5	5	10	9
Total	$25	$25	$48	$49

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2022	2021	2022	2021
Net income (loss)	$260	$(61)	$378	$(214)
Less: Net (income) loss attributable to non- controlling interests	(4)	1	(6)	2
Net income (loss) attributable to Host Inc.	$256	$(60)	$372	$(212)

Basic weighted average shares outstanding	714.8	707.6	714.6	706.6
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	2.2	—	2.2	—
Diluted weighted average shares outstanding⁽¹⁾	717.0	707.6	716.8	706.6
Basic and diluted earnings (loss) per common share	$0.36	$(0.09)	$0.52	$(0.30)

___________

(1)
Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2)

All Owned Hotel Results by Location Compared to 2021

	As of June 30, 2022		Quarter ended June 30, 2022				Quarter ended June 30, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	1,033	$618.60	67.4%	$416.89	$697.72	$574.38	60.9%	$349.81	$550.03	19.2%	26.9%
Maui/Oahu	4	2,007	567.20	78.0	442.56	690.02	457.70	78.5	359.35	543.98	23.2	26.8
Jacksonville	1	446	572.46	81.1	463.99	974.04	559.42	68.9	385.55	730.42	20.3	33.4
Florida Gulf Coast	5	1,850	411.67	70.2	288.94	596.48	404.15	66.5	268.58	506.14	7.6	17.8
Phoenix	4	1,822	367.35	75.5	277.29	612.01	311.33	61.6	191.85	382.50	44.5	60.0
Orlando	2	2,448	402.61	73.8	297.06	580.59	427.88	27.0	115.67	204.69	156.8	183.6
Los Angeles/ Orange County	3	1,067	278.61	87.4	243.48	354.78	210.29	57.0	119.76	164.13	103.3	116.2
Austin	2	767	272.13	80.7	219.57	383.03	200.85	56.9	114.34	174.39	92.0	119.6
San Diego	3	3,288	271.84	81.0	220.07	391.37	194.88	46.0	89.63	134.93	145.5	190.1
New York	2	2,486	326.39	80.3	261.97	385.41	181.25	38.5	69.86	79.52	275.0	384.7
Philadelphia	2	810	229.82	86.6	199.08	303.95	160.86	59.6	95.82	147.30	107.8	106.4
Washington, D.C. (CBD)	5	3,238	286.32	77.0	220.58	312.13	152.55	40.4	61.69	68.15	257.6	358.0
New Orleans	1	1,333	219.22	76.4	167.55	237.37	125.59	44.8	56.27	77.37	197.8	206.8
Northern Virginia	2	916	228.38	75.8	173.05	266.99	178.08	42.2	75.16	112.17	130.2	138.0
San Antonio	2	1,512	202.69	70.3	142.44	213.86	154.53	39.2	60.58	87.18	135.1	145.3
San Francisco/ San Jose	6	4,162	237.03	72.7	172.26	236.43	147.45	30.6	45.12	59.89	281.8	294.7
Atlanta	2	810	186.06	77.5	144.28	236.30	154.11	55.3	85.28	114.63	69.2	106.1
Boston	2	1,495	277.40	60.7	168.38	223.59	145.54	37.1	53.93	70.34	212.2	217.9
Chicago	4	1,816	240.04	71.8	172.32	237.59	149.79	33.2	49.78	59.22	246.2	301.2
Houston	5	1,942	184.11	67.1	123.53	175.70	141.99	61.3	87.08	117.76	41.9	49.2
Seattle	2	1,315	228.80	74.6	170.62	218.92	166.90	22.2	37.13	45.54	359.6	380.7
Denver	3	1,340	188.02	69.4	130.52	189.86	133.42	43.3	57.76	74.07	126.0	156.3
Other	9	2,936	262.88	69.1	181.67	265.61	250.31	47.6	119.18	172.74	52.4	53.8
Domestic	73	40,839	301.01	74.4	223.98	363.76	249.31	45.8	114.26	176.81	96.0	105.7

International	5	1,499	155.80	59.0	91.91	140.79	66.34	19.2	12.75	19.99	620.8	604.4
All Locations	78	42,338	296.91	73.9	219.30	355.88	246.52	44.9	110.65	171.23	98.2	107.8

All Owned Hotel Results by Location Compared to 2019

	As of June 30, 2022		Quarter ended June 30, 2022				Quarter ended June 30, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	1,033	$618.60	67.4%	$416.89	$697.72	$339.61	80.5%	$273.24	$450.92	52.6%	54.7%
Maui/Oahu	4	2,007	567.20	78.0	442.56	690.02	384.31	92.3	354.62	577.55	24.8	19.5
Jacksonville	1	446	572.46	81.1	463.99	974.04	414.11	84.1	348.40	753.61	33.2	29.2
Florida Gulf Coast	5	1,850	411.67	70.2	288.94	596.48	313.53	73.9	231.56	496.76	24.8	20.1
Phoenix	4	1,822	367.35	75.5	277.29	612.01	277.88	74.6	207.40	488.38	33.7	25.3
Orlando	2	2,448	402.61	73.8	297.06	580.59	280.14	72.2	202.14	411.47	47.0	41.1
Los Angeles/ Orange County	3	1,067	278.61	87.4	243.48	354.78	255.87	84.6	216.50	326.84	12.5	8.5
Austin	2	767	272.13	80.7	219.57	383.03	248.55	91.2	226.69	382.10	(3.1)	0.2
San Diego	3	3,288	271.84	81.0	220.07	391.37	257.34	83.0	213.66	394.65	3.0	(0.8)
New York	2	2,486	326.39	80.3	261.97	385.41	317.33	82.7	262.29	420.05	(0.1)	(8.2)
Philadelphia	2	810	229.82	86.6	199.08	303.95	247.35	89.7	221.94	366.74	(10.3)	(17.1)
Washington, D.C. (CBD)	5	3,238	286.32	77.0	220.58	312.13	278.76	91.5	255.04	367.23	(13.5)	(15.0)
New Orleans	1	1,333	219.22	76.4	167.55	237.37	196.98	81.0	159.65	233.90	5.0	1.5
Northern Virginia	2	916	228.38	75.8	173.05	266.99	224.95	80.6	181.28	299.04	(4.5)	(10.7)
San Antonio	2	1,512	202.69	70.3	142.44	213.86	186.37	75.1	139.94	200.21	1.8	6.8
San Francisco/ San Jose	6	4,162	237.03	72.7	172.26	236.43	272.24	83.4	227.04	321.62	(24.1)	(26.5)
Atlanta	2	810	186.06	77.5	144.28	236.30	180.64	82.7	149.41	248.11	(3.4)	(4.8)
Boston	2	1,495	277.40	60.7	168.38	223.59	277.53	87.6	243.15	342.58	(30.8)	(34.7)
Chicago	4	1,816	240.04	71.8	172.32	237.59	237.05	82.5	195.46	278.10	(11.8)	(14.6)
Houston	5	1,942	184.11	67.1	123.53	175.70	181.69	74.6	135.49	193.31	(8.8)	(9.1)
Seattle	2	1,315	228.80	74.6	170.62	218.92	234.35	85.1	199.47	271.52	(14.5)	(19.4)
Denver	3	1,340	188.02	69.4	130.52	189.86	176.07	79.4	139.88	210.69	(6.7)	(9.9)
Other	9	2,936	262.88	69.1	181.67	265.61	196.30	81.4	159.88	238.44	13.6	11.4
Domestic	73	40,839	301.01	74.4	223.98	363.76	261.79	82.2	215.26	353.07	4.1	3.0

International	5	1,499	155.80	59.0	91.91	140.79	158.97	69.7	110.79	169.04	(17.0)	(16.7)
All Locations	78	42,338	296.91	73.9	219.30	355.88	258.66	81.8	211.52	346.49	3.7	2.7

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

All Owned Hotel Results by Location Compared to 2021

	As of June 30, 2022		Year-to-date ended June 30, 2022				Year-to-date ended June 30, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	1,033	$677.26	69.1%	$468.18	$758.30	$618.08	57.7%	$356.49	$554.37	31.3%	36.8%
Maui/Oahu	4	2,007	556.16	77.2	429.37	665.43	440.07	59.4	261.61	401.86	64.1	65.6
Jacksonville	1	446	555.35	70.8	393.31	846.75	534.27	52.3	279.35	539.18	40.8	57.0
Florida Gulf Coast	5	1,850	485.09	72.1	349.66	687.58	455.98	59.7	272.11	497.88	28.5	38.1
Phoenix	4	1,822	412.40	74.7	307.94	643.07	330.65	55.8	184.62	359.23	66.8	79.0
Orlando	2	2,448	427.24	66.0	281.89	534.73	454.91	22.2	101.17	180.02	178.6	197.0
Los Angeles/ Orange County	3	1,067	282.52	76.2	215.25	310.70	206.74	39.4	81.50	111.51	164.1	178.6
Austin	2	767	274.92	71.3	196.03	334.68	177.66	48.8	86.61	134.48	126.3	148.9
San Diego	3	3,288	265.79	71.3	189.62	343.77	184.52	31.6	58.33	91.91	225.1	274.0
New York	2	2,486	303.32	61.0	184.91	269.63	169.79	29.1	49.48	58.28	273.7	362.6
Philadelphia	2	810	206.81	76.7	158.68	244.18	151.04	48.3	72.98	108.91	117.4	124.2
Washington, D.C. (CBD)	5	3,238	269.82	57.9	156.21	222.15	152.25	44.9	68.30	73.29	128.7	203.1
New Orleans	1	1,333	212.83	66.2	140.90	202.78	121.54	29.1	35.40	52.52	298.0	286.1
Northern Virginia	2	916	216.27	64.4	139.18	208.25	170.43	38.5	65.58	96.09	112.2	116.7
San Antonio	2	1,512	195.73	68.8	134.67	205.78	142.95	33.2	47.42	67.74	184.0	203.8
San Francisco/ San Jose	6	4,162	221.94	58.9	130.72	187.71	144.98	21.9	31.82	42.11	310.8	345.7
Atlanta	2	810	180.13	72.0	129.60	207.01	145.54	49.3	71.70	94.90	80.8	118.1
Boston	2	1,495	235.57	54.2	127.70	168.31	137.77	25.8	35.60	46.33	258.7	263.3
Chicago	4	1,816	210.41	56.0	117.93	161.24	138.56	24.7	34.28	41.10	244.0	292.4
Houston	5	1,942	182.12	64.0	116.60	162.56	134.73	56.1	75.63	102.44	54.2	58.7
Seattle	2	1,315	211.55	55.1	116.53	153.56	162.69	14.8	24.06	30.12	384.4	409.9
Denver	3	1,340	173.91	57.4	99.84	146.61	127.52	30.3	38.66	49.03	158.3	199.1
Other	9	2,936	266.94	60.0	160.20	229.80	238.33	40.2	95.81	137.29	67.2	67.4
Domestic	73	40,839	305.26	64.8	197.94	323.87	252.11	37.5	94.51	147.17	109.4	120.1

International	5	1,499	133.14	49.3	65.66	99.56	75.57	16.1	12.19	17.74	438.6	461.2
All Locations	78	42,338	300.59	64.3	193.26	315.94	249.34	36.7	91.58	142.57	111.0	121.6

All Owned Hotel Results by Location Compared to 2019

	As of June 30, 2022		Year-to-date ended June 30, 2022				Year-to-date ended June 30, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	1,033	$677.26	69.1%	$468.18	$758.30	$402.26	82.9%	$333.47	$524.52	40.4%	44.6%
Maui/Oahu	4	2,007	556.16	77.2	429.37	665.43	410.35	90.6	371.89	589.24	15.5	12.9
Jacksonville	1	446	555.35	70.8	393.31	846.75	391.86	81.4	318.88	722.04	23.3	17.3
Florida Gulf Coast	5	1,850	485.09	72.1	349.66	687.58	379.76	78.4	297.90	612.66	17.4	12.2
Phoenix	4	1,822	412.40	74.7	307.94	643.07	327.86	78.6	257.82	566.03	19.4	13.6
Orlando	2	2,448	427.24	66.0	281.89	534.73	299.99	75.6	226.78	461.20	24.3	15.9
Los Angeles/ Orange County	3	1,067	282.52	76.2	215.25	310.70	257.81	83.8	215.95	330.77	(0.3)	(6.1)
Austin	2	767	274.92	71.3	196.03	334.68	262.77	87.8	230.62	390.95	(15.0)	(14.4)
San Diego	3	3,288	265.79	71.3	189.62	343.77	255.23	80.0	204.18	372.23	(7.1)	(7.6)
New York	2	2,486	303.32	61.0	184.91	269.63	290.28	77.3	224.37	362.87	(17.6)	(25.7)
Philadelphia	2	810	206.81	76.7	158.68	244.18	220.90	83.9	185.41	304.83	(14.4)	(19.9)
Washington, D.C. (CBD)	5	3,238	269.82	57.9	156.21	222.15	265.11	82.5	218.62	312.73	(28.5)	(29.0)
New Orleans	1	1,333	212.83	66.2	140.90	202.78	203.37	81.3	165.38	241.84	(14.8)	(16.2)
Northern Virginia	2	916	216.27	64.4	139.18	208.25	223.51	76.4	170.75	279.04	(18.5)	(25.4)
San Antonio	2	1,512	195.73	68.8	134.67	205.78	191.24	76.2	145.81	215.02	(7.6)	(4.3)
San Francisco/ San Jose	6	4,162	221.94	58.9	130.72	187.71	291.25	80.8	235.43	330.93	(44.5)	(43.3)
Atlanta	2	810	180.13	72.0	129.60	207.01	198.45	84.2	167.15	275.94	(22.5)	(25.0)
Boston	2	1,495	235.57	54.2	127.70	168.31	240.24	80.6	193.67	283.11	(34.1)	(40.5)
Chicago	4	1,816	210.41	56.0	117.93	161.24	199.76	71.5	142.77	203.93	(17.4)	(20.9)
Houston	5	1,942	182.12	64.0	116.60	162.56	182.15	75.2	136.92	197.16	(14.8)	(17.5)
Seattle	2	1,315	211.55	55.1	116.53	153.56	215.31	81.3	174.95	237.90	(33.4)	(35.5)
Denver	3	1,340	173.91	57.4	99.84	146.61	169.71	72.1	122.41	184.62	(18.4)	(20.6)
Other	9	2,936	266.94	60.0	160.20	229.80	191.01	75.2	143.57	212.39	11.6	8.2
Domestic	73	40,839	305.26	64.8	197.94	323.87	266.87	79.4	211.99	348.75	(6.6)	(7.1)

International	5	1,499	133.14	49.3	65.66	99.56	151.58	68.7	104.09	155.00	(36.9)	(35.8)
All Locations	78	42,338	300.59	64.3	193.26	315.94	263.29	79.1	208.13	341.83	(7.1)	(7.6)

___________

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

(1)
To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis. However, due to the COVID-19 pandemic and its effects on operations there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting in these tables statistics which include the following adjustments: (1) operating results are presented for all consolidated properties owned as of June 30, 2022 but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of June 30, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Financial Information – All Owned Hotel Operating Statistics and Results for further information on these statistics. See the tables that follow for the Company’s actual operating statistics without these adjustments. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings. CBD of a location refers to the central business district.
(2)
Hotel RevPAR is calculated as room revenues divided by the available room nights. Hotel Total RevPAR is calculated by dividing the sum of rooms, food and beverage and other revenues by the available room nights.

N/M = Not meaningful

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location Compared to 2021 - actual, based on ownership period(1)

	As of June 30,
	2022	2021	Quarter ended June 30, 2022				Quarter ended June 30, 2021
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	3	$596.12	68.2%	$406.35	$676.00	$496.88	61.3%	$304.64	$469.79	33.4%	43.9%
Maui/Oahu	4	4	567.20	78.0	442.56	690.02	457.70	78.5	359.35	543.98	23.2	26.8
Jacksonville	1	1	572.46	81.1	463.99	974.04	559.42	68.9	385.55	730.42	20.3	33.4
Florida Gulf Coast	5	5	411.67	70.2	288.94	596.48	404.15	66.5	268.58	506.14	7.6	17.8
Phoenix	4	4	367.35	75.5	277.29	612.01	311.33	61.6	191.85	382.50	44.5	60.0
Orlando	2	2	402.61	73.8	297.06	580.59	354.97	26.3	93.22	171.52	218.7	238.5
Los Angeles/ Orange County	3	5	278.61	87.4	243.48	354.78	171.25	63.5	108.66	147.12	124.1	141.2
Austin	2	1	272.13	80.7	219.57	383.03	182.04	58.2	105.99	149.09	107.2	156.9
San Diego	3	3	271.84	81.0	220.07	391.37	194.88	46.0	89.63	134.93	145.5	190.1
New York	2	3	313.84	78.3	245.88	361.64	172.42	32.6	56.16	63.98	337.8	465.3
Philadelphia	2	2	229.82	86.6	199.08	303.95	160.86	59.6	95.82	147.30	107.8	106.4
Washington, D.C. (CBD)	5	5	286.32	77.0	220.58	312.13	152.55	40.4	61.69	68.15	257.6	358.0
New Orleans	1	1	219.22	76.4	167.55	237.37	125.59	44.8	56.27	77.37	197.8	206.8
Northern Virginia	2	3	228.38	75.8	173.05	266.99	157.97	42.4	67.01	101.80	158.2	162.3
San Antonio	2	2	202.69	70.3	142.44	213.86	154.53	39.2	60.58	87.18	135.1	145.3
San Francisco/ San Jose	6	7	237.03	72.7	172.26	236.43	145.03	30.8	44.69	59.49	285.4	297.5
Atlanta	2	4	186.06	77.5	144.28	236.30	172.58	49.5	85.50	115.83	68.8	104.0
Boston	2	3	277.40	60.7	168.38	223.59	145.54	20.4	29.70	38.73	467.0	477.2
Chicago	4	4	240.04	71.8	172.32	237.59	149.79	33.2	49.78	59.22	246.2	301.2
Houston	5	4	184.11	67.1	123.53	175.70	141.99	61.3	87.08	117.76	41.9	49.2
Seattle	2	2	228.80	74.6	170.62	218.92	166.90	22.2	37.13	45.54	359.6	380.7
Denver	3	3	188.02	69.4	130.52	189.86	133.42	43.3	57.76	74.07	126.0	156.3
Other	9	6	262.88	69.1	181.67	265.61	145.72	40.7	59.29	78.10	206.4	240.1
Domestic	73	77	300.15	74.3	223.13	362.11	231.73	43.8	101.54	155.37	119.8	133.1

International	5	5	155.80	59.0	91.91	140.79	66.34	19.2	12.75	19.99	620.8	604.4
All Locations	78	82	296.11	73.8	218.53	354.36	229.38	43.0	98.71	151.06	121.4	134.6

Results by Location Compared to 2019 - actual, based on ownership period(1)

	As of June 30,
	2022	2019	Quarter ended June 30, 2022				Quarter ended June 30, 2019
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	3	$596.12	68.2%	$406.35	$676.00	$299.54	80.6%	$241.56	$390.25	68.2%	73.2%
Maui/Oahu	4	4	567.20	78.0	442.56	690.02	384.31	92.3	354.62	563.56	24.8	22.4
Jacksonville	1	1	572.46	81.1	463.99	974.04	414.11	84.1	348.40	753.61	33.2	29.2
Florida Gulf Coast	5	5	411.67	70.2	288.94	596.48	313.53	73.9	231.56	496.76	24.8	20.1
Phoenix	4	5	367.35	75.5	277.29	612.01	249.43	76.0	189.69	415.48	46.2	47.3
Orlando	2	1	402.61	73.8	297.06	580.59	177.39	70.7	125.33	295.11	137.0	96.7
Los Angeles/ Orange County	3	7	278.61	87.4	243.48	354.78	208.87	84.8	177.09	266.80	37.5	33.0
Austin	2	—	272.13	80.7	219.57	383.03	—	—	—	—	—	—
San Diego	3	4	271.84	81.0	220.07	391.37	239.00	82.2	196.35	358.12	12.1	9.3
New York	2	3	313.84	78.3	245.88	361.64	292.59	84.9	248.42	378.93	(1.0)	(4.6)
Philadelphia	2	2	229.82	86.6	199.08	303.95	247.35	89.7	221.94	366.74	(10.3)	(17.1)
Washington, D.C. (CBD)	5	5	286.32	77.0	220.58	312.13	278.76	91.5	255.04	367.23	(13.5)	(15.0)
New Orleans	1	1	219.22	76.4	167.55	237.37	196.98	81.0	159.65	233.90	5.0	1.5
Northern Virginia	2	4	228.38	75.8	173.05	266.99	204.14	81.8	166.91	253.29	3.7	5.4
San Antonio	2	2	202.69	70.3	142.44	213.86	186.37	75.1	139.94	200.21	1.8	6.8
San Francisco/ San Jose	6	7	237.03	72.7	172.26	236.43	267.87	82.7	221.55	313.95	(22.3)	(24.7)
Atlanta	2	5	186.06	77.5	144.28	236.30	187.76	76.8	144.13	224.53	0.1	5.2
Boston	2	4	277.40	60.7	168.38	223.59	269.77	87.9	237.25	323.53	(29.0)	(30.9)
Chicago	4	6	240.04	71.8	172.32	237.59	224.69	83.8	188.34	257.40	(8.5)	(7.7)
Houston	5	4	184.11	67.1	123.53	175.70	181.69	74.6	135.49	193.31	(8.8)	(9.1)
Seattle	2	2	228.80	74.6	170.62	218.92	234.35	85.1	199.47	271.52	(14.5)	(19.4)
Denver	3	3	188.02	69.4	130.52	189.86	176.07	79.4	139.88	210.69	(6.7)	(9.9)
Other	9	7	262.88	69.1	181.67	265.61	174.42	80.8	140.93	200.82	28.9	32.3
Domestic	73	85	300.15	74.3	223.13	362.11	246.13	82.3	202.61	322.61	10.1	12.2

International	5	5	155.80	59.0	91.91	140.79	158.97	69.7	110.79	169.04	(17.0)	(16.7)
All Locations	78	90	296.11	73.8	218.53	354.36	243.96	82.0	199.93	318.12	9.3	11.4

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location Compared to 2021 - actual, based on ownership period(1)

	As of June 30,
	2022	2021	Year-to-date ended June 30, 2022				Year-to-date ended June 30, 2021
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	3	$609.44	70.9%	$432.20	$690.16	$525.00	58.5%	$306.95	$470.12	40.8%	46.8%
Maui/Oahu	4	4	556.16	77.2	429.37	665.43	440.07	59.4	261.61	394.93	64.1	68.5
Jacksonville	1	1	555.35	70.8	393.31	846.75	534.27	52.3	279.35	539.18	40.8	57.0
Florida Gulf Coast	5	5	485.09	72.1	349.66	687.58	455.98	59.7	272.11	497.88	28.5	38.1
Phoenix	4	4	412.40	74.7	307.94	643.07	330.65	55.8	184.62	359.23	66.8	79.0
Orlando	2	2	427.24	66.0	281.89	534.73	293.63	20.2	59.36	116.46	374.9	359.1
Los Angeles/ Orange County	3	5	282.52	76.2	215.25	310.70	167.63	44.0	73.73	98.96	191.9	214.0
Austin	2	1	274.92	71.3	196.03	334.68	181.24	59.9	108.65	151.16	80.4	121.4
San Diego	3	3	265.79	71.3	189.62	343.77	184.52	31.6	58.33	91.91	225.1	274.0
New York	2	3	276.49	56.1	155.17	222.91	162.82	24.3	39.56	46.67	292.2	377.7
Philadelphia	2	2	206.81	76.7	158.68	244.18	151.04	48.3	72.98	108.91	117.4	124.2
Washington, D.C. (CBD)	5	5	269.82	57.9	156.21	222.15	152.25	44.9	68.30	73.29	128.7	203.1
New Orleans	1	1	212.83	66.2	140.90	202.78	121.54	29.1	35.40	52.52	298.0	286.1
Northern Virginia	2	3	216.27	64.4	139.18	208.25	154.95	36.0	55.79	82.65	149.5	152.0
San Antonio	2	2	195.73	68.8	134.67	205.78	142.95	33.2	47.42	67.74	184.0	203.8
San Francisco/ San Jose	6	7	221.94	58.9	130.72	187.71	142.47	22.1	31.47	41.73	315.4	349.8
Atlanta	2	4	180.13	72.0	129.60	207.01	165.27	43.6	72.11	95.56	79.7	116.6
Boston	2	3	228.61	51.8	118.39	155.01	137.77	14.2	19.61	25.51	503.9	507.6
Chicago	4	4	210.41	56.0	117.93	161.24	138.56	24.7	34.28	41.10	244.0	292.4
Houston	5	4	182.12	64.0	116.60	162.56	134.73	56.1	75.63	102.44	54.2	58.7
Seattle	2	2	211.55	55.1	116.53	153.56	162.69	14.8	24.06	30.12	384.4	409.9
Denver	3	3	173.91	57.4	99.84	146.61	127.52	30.3	38.66	49.03	158.3	199.1
Other	9	6	266.94	60.0	160.20	229.80	141.77	34.0	48.19	63.11	232.5	264.1
Domestic	73	77	302.36	64.3	194.28	316.79	232.76	35.5	82.63	126.99	135.1	149.5

International	5	5	133.14	49.3	65.66	99.56	75.57	16.1	12.19	17.74	438.6	461.2
All Locations	78	82	297.88	63.7	189.88	309.35	230.43	34.9	80.37	123.48	136.2	150.5

Results by Location Compared to 2019 - actual, based on ownership period(1)

	As of June 30,
	2022	2019	Year-to-date ended June 30, 2022				Year-to-date ended June 30, 2019
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Miami	2	3	$609.44	70.9%	$432.20	$690.16	$322.71	83.1%	$268.20	$407.70	61.2%	69.3%
Maui/Oahu	4	4	556.16	77.2	429.37	665.43	410.35	90.6	371.89	573.91	15.5	15.9
Jacksonville	1	1	555.35	70.8	393.31	846.75	391.86	81.4	318.88	722.04	23.3	17.3
Florida Gulf Coast	5	5	485.09	72.1	349.66	687.58	379.76	78.4	297.90	612.66	17.4	12.2
Phoenix	4	5	412.40	74.7	307.94	643.07	296.68	80.1	237.53	486.65	29.6	32.1
Orlando	2	1	427.24	66.0	281.89	534.73	193.57	74.8	144.76	339.92	94.7	57.3
Los Angeles/ Orange County	3	7	282.52	76.2	215.25	310.70	209.76	83.7	175.65	265.93	22.5	16.8
Austin	2	—	274.92	71.3	196.03	334.68	—	—	—	—	—	—
San Diego	3	4	265.79	71.3	189.62	343.77	237.09	79.8	189.18	344.22	0.2	(0.1)
New York	2	3	276.49	56.1	155.17	222.91	266.36	78.3	208.64	321.80	(25.6)	(30.7)
Philadelphia	2	2	206.81	76.7	158.68	244.18	220.90	83.9	185.41	304.83	(14.4)	(19.9)
Washington, D.C. (CBD)	5	5	269.82	57.9	156.21	222.15	265.11	82.5	218.62	312.73	(28.5)	(29.0)
New Orleans	1	1	212.83	66.2	140.90	202.78	203.37	81.3	165.38	241.84	(14.8)	(16.2)
Northern Virginia	2	4	216.27	64.4	139.18	208.25	197.37	75.6	149.16	228.98	(6.7)	(9.1)
San Antonio	2	2	195.73	68.8	134.67	205.78	191.24	76.2	145.81	215.02	(7.6)	(4.3)
San Francisco/ San Jose	6	7	221.94	58.9	130.72	187.71	286.10	80.0	228.99	322.35	(42.9)	(41.8)
Atlanta	2	5	180.13	72.0	129.60	207.01	206.28	77.3	159.48	244.63	(18.7)	(15.4)
Boston	2	4	228.61	51.8	118.39	155.01	233.09	78.2	182.20	256.05	(35.0)	(39.5)
Chicago	4	6	210.41	56.0	117.93	161.24	189.47	73.2	138.60	191.07	(14.9)	(15.6)
Houston	5	4	182.12	64.0	116.60	162.56	182.15	75.2	136.92	197.16	(14.8)	(17.5)
Seattle	2	2	211.55	55.1	116.53	153.56	215.31	81.3	174.95	237.90	(33.4)	(35.5)
Denver	3	3	173.91	57.4	99.84	146.61	169.71	72.1	122.41	184.62	(18.4)	(20.6)
Other	9	7	266.94	60.0	160.20	229.80	174.23	75.2	131.09	198.06	22.2	16.0
Domestic	73	85	302.36	64.3	194.28	316.79	246.29	79.1	194.79	312.95	(0.3)	1.2

International	5	5	133.14	49.3	65.66	99.56	151.58	68.7	104.09	155.00	(36.9)	(35.8)
All Locations	78	90	297.88	63.7	189.88	309.35	243.88	78.8	192.15	308.34	(1.2)	0.3

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

(1) Represents the results of the portfolio for the time period of our ownership, including dispositions through their date of disposal and acquisitions beginning as of the date of acquisition.

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended June 30,			Year-to-date ended June 30,
	2022	2021	2019	2022	2021	2019
Number of hotels	78	77	76	78	77	76
Number of rooms	42,338	42,115	41,950	42,338	42,115	41,950
Change in All Owned Hotel Total RevPAR	107.8%	—	—	121.6%	—	—
Change in All Owned Hotel RevPAR	98.2%	—	—	111.0%	—	—
Operating profit (loss) margin⁽²⁾	23.7%	(10.5)%	18.9%	18.3%	(22.3)%	17.3%
All Owned Hotel EBITDA margin⁽²⁾	37.1%	23.0%	32.3%	34.6%	18.4%	31.9%
Food and beverage profit margin⁽²⁾	39.5%	23.4%	35.4%	36.6%	22.0%	34.8%
All Owned Hotel food and beverage profit margin⁽²⁾	39.7%	24.6%	36.5%	37.3%	22.4%	36.3%

Net income (loss)	$260	$(61)	$290	$378	$(214)	$479
Depreciation and amortization	162	169	166	334	334	336
Interest expense	37	43	43	73	85	86
Provision (benefit) for income taxes	39	(22)	16	23	(68)	18
Gain on sale of property and corporate level income/expense	10	(3)	(44)	17	12	(33)
Severance expense (reversal) at hotel properties	—	(1)	—	2	(3)	—
All Owned Hotel adjustments⁽¹⁾	2	26	(44)	12	54	(58)
All Owned Hotel EBITDA⁽¹⁾	$510	$151	$427	$839	$200	$828

___________

(1)
See the Notes to Financial Information for a discussion of non-GAAP measures and the limitations on their use. All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of June 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of June 30, 2022. All Owned Hotel results also include the results of our leased office buildings and other non-hotel revenue and expense items. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. All Owned Hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Quarter ended June 30, 2022				Quarter ended June 30, 2021
		Adjustments				Adjustments
	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$850	$(5)	$—	$845	$423	$—	$1	$—	$424
Food and beverage	405	(2)	—	403	137	—	5	—	142
Other	126	(1)	—	125	89	—	2	—	91
Total revenues	1,381	(8)	—	1,373	649	—	8	—	657
Expenses
Room	189	(3)	—	186	109	—	(7)	—	102
Food and beverage	245	(2)	—	243	105	—	2	—	107
Other	440	(5)	—	435	309	1	(13)	—	297
Depreciation and amortization	162	—	(162)	—	169	—	—	(169)	—
Corporate and other expenses	25	—	(25)	—	25	—	—	(25)	—
Gain on insurance and business interruption settlements	(7)	—	6	(1)	—	—	—	—	—
Total expenses	1,054	(10)	(181)	863	717	1	(18)	(194)	506
Operating Profit - All Owned Hotel EBITDA	$327	$2	$181	$510	$(68)	$(1)	$26	$194	$151

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Quarter ended June 30, 2022				Quarter ended June 30, 2019
		Adjustments				Adjustments
	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$850	$(5)	$—	$845	$931	$(124)	$—	$807
Food and beverage	405	(2)	—	403	449	(30)	—	419
Other	126	(1)	—	125	103	(5)	—	98
Total revenues	1,381	(8)	—	1,373	1,483	(159)	—	1,324
Expenses
Room	189	(3)	—	186	226	(37)	—	189
Food and beverage	245	(2)	—	243	290	(24)	—	266
Other	440	(5)	—	435	496	(54)	—	442
Depreciation and amortization	162	—	(162)	—	166	—	(166)	—
Corporate and other expenses	25	—	(25)	—	25	—	(25)	—
Gain on insurance and business interruption settlements	(7)	—	6	(1)	—	—	—	—
Total expenses	1,054	(10)	(181)	863	1,203	(115)	(191)	897
Operating Profit - All Owned Hotel EBITDA	$327	$2	$181	$510	$280	$(44)	$191	$427

	Year-to-date ended June 30, 2022					Year-to-date ended June 30, 2021
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$1,505	$—	$(23)	$—	$1,482	$680	$—	$18	$—	$698
Food and beverage	702	—	(5)	—	697	214	—	14	—	228
Other	248	—	(1)	—	247	154	—	8	—	162
Total revenues	2,455	—	(29)	—	2,426	1,048	—	40	—	1,088
Expenses
Room	349	—	(14)	—	335	174	—	(7)	—	167
Food and beverage	445	—	(8)	—	437	167	—	10	—	177
Other	837	(2)	(19)	—	816	558	3	(17)	—	544
Depreciation and amortization	334	—	—	(334)	—	334	—	—	(334)	—
Corporate and other expenses	48	—	—	(48)	—	49	—	—	(49)	—
Gain on insurance and business interruption settlements	(7)	—	—	6	(1)	—	—	—	—	—
Total expenses	2,006	(2)	(41)	(376)	1,587	1,282	3	(14)	(383)	888
Operating Profit - All Owned Hotel EBITDA	$449	$2	$12	$376	$839	$(234)	$(3)	$54	$383	$200

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Year-to-date ended June 30, 2022					Year-to-date ended June 30, 2019
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$1,505	$—	$(23)	$—	$1,482	$1,788	$(208)	$—	$1,580
Food and beverage	702	—	(5)	—	697	882	(57)	—	825
Other	248	—	(1)	—	247	203	(11)	—	192
Total revenues	2,455	—	(29)	—	2,426	2,873	(276)	—	2,597
Expenses
Room	349	—	(14)	—	335	443	(70)	—	373
Food and beverage	445	—	(8)	—	437	575	(49)	—	526
Other	837	(2)	(19)	—	816	969	(99)	—	870
Depreciation and amortization	334	—	—	(334)	—	336	—	(336)	—
Corporate and other expenses	48	—	—	(48)	—	54	—	(54)	—
Gain on insurance and business interruption settlements	(7)	—	—	6	(1)	—	—	—	—
Total expenses	2,006	(2)	(41)	(376)	1,587	2,377	(218)	(390)	1,769
Operating Profit - All Owned Hotel EBITDA	$449	$2	$12	$376	$839	$496	$(58)	$390	$828

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA, EBITDAre and Adjusted EBITDAre (1)

(unaudited, in millions)

	Quarter ended June 30,		Year-to-date ended June 30,
	2022	2021	2022	2021
Net income (loss)	$260	$(61)	$378	$(214)
Interest expense	37	43	73	85
Depreciation and amortization	162	169	334	334
Income taxes	39	(22)	23	(68)
EBITDA	498	129	808	137
Gain on dispositions⁽²⁾	(1)	—	(13)	—
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(25)	(4)	(34)
Pro rata EBITDAre of equity investments⁽³⁾	11	7	21	13
EBITDAre	506	111	812	116
Adjustments to EBITDAre:
Gain on property insurance settlement	(6)	—	(6)	—
Severance expense (reversal) at hotel properties	—	(1)	—	(3)
Adjusted EBITDAre	$500	$110	$806	$113

___________

(1)
See the Notes to Financial Information for discussion of non-GAAP measures.
(2)
Reflects the sale of three hotels in 2022.
(3)
Pro rata EBITDAre of equity investments and pro rata FFO of equity investments for the quarter and year-to-date ended June 30, 2021 include a realized gain of approximately $3 million related to equity securities held by one of our unconsolidated partnerships, Fifth Wall Ventures, L.P. Unrealized gains of our unconsolidated investments are not recognized in our EBITDAre, Adjusted EBITDAre, NAREIT FFO or Adjusted FFO until they have been realized by the unconsolidated partnership.

HOST HOTELS & RESORTS, INC.

Reconciliation of Diluted Earnings (Loss) per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2022	2021	2022	2021
Net income (loss)	$260	$(61)	$378	$(214)
Less: Net (income) loss attributable to non- controlling interests	(4)	1	(6)	2
Net income (loss) attributable to Host Inc.	256	(60)	372	(212)
Adjustments:
Gain on dispositions⁽²⁾	(1)	—	(13)	—
Gain on property insurance settlement	(6)	—	(6)	—
Depreciation and amortization	162	168	333	333
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(25)	(4)	(34)
Pro rata FFO of equity investments⁽³⁾	8	6	17	10
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	—	(1)	—	(1)
FFO adjustments for non-controlling interests of Host L.P.	(1)	(2)	(4)	(3)
NAREIT FFO	416	86	695	93
Adjustments to NAREIT FFO:
Severance expense (reversal) at hotel properties	—	(1)	—	(3)
Adjusted FFO	$416	$85	$695	$90

For calculation on a per share basis:⁽⁴⁾

Diluted weighted average shares outstanding - EPS	717.0	707.6	716.8	706.6
Assuming issuance of common shares granted under the comprehensive stock plans	—	1.6	—	1.6
Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO	717.0	709.2	716.8	708.2
Diluted earnings (loss) per common share	$0.36	$(0.09)	$0.52	$(0.30)
NAREIT FFO per diluted share	$0.58	$0.12	$0.97	$0.13
Adjusted FFO per diluted share	$0.58	$0.12	$0.97	$0.13

___________

(1-3) Refer to corresponding footnote on the Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

(4)
Diluted earnings (loss) per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2022 Forecasts (1)

(unaudited, in millions)

	Full Year 2022
	Low-end of range	High-end of range
Net income	$588	$652
Interest expense	159	159
Depreciation and amortization	662	662
Income taxes	32	33
EBITDA	1,441	1,506
Gain on dispositions	(13)	(13)
Equity investment adjustments:
Equity in earnings of affiliates	(9)	(10)
Pro rata EBITDAre of equity investments	32	33
EBITDAre	1,451	1,516
Adjustments to EBITDAre:
Gain on property insurance settlement	(6)	(6)
Adjusted EBITDAre	$1,445	$1,510

	Full Year 2022
	Low-end of range	High-end of range
Net income	$588	$652
Less: Net income attributable to non-controlling interests	(9)	(10)
Net income attributable to Host Inc.	579	642
Adjustments:
Gain on dispositions	(13)	(13)
Gain on property insurance settlement	(6)	(6)
Depreciation and amortization	661	661
Equity investment adjustments:
Equity in earnings of affiliates	(9)	(10)
Pro rata FFO of equity investments	25	26
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(1)	(1)
FFO adjustment for non-controlling interests of Host LP	(9)	(9)
NAREIT FFO and Adjusted FFO	$1,227	$1,290

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	717.0	717.0
Diluted earnings per common share	$0.81	$0.90
NAREIT and Adjusted FFO per diluted share	$1.71	$1.80

___________

(1)
The Forecasts are based on the below assumptions:
•
All Owned Hotel RevPAR will increase 62.5% to 65.9% compared to 2021 for the low and high end of the forecast range.
•
All Owned Hotel EBITDA margins will increase 810 to 870 basis points for the low and high ends of the forecasted All Owned Hotel RevPAR range, respectively.
•
We expect to spend approximately $500 million to $575 million on capital expenditures.
•
There will be no additional hotel acquisitions or dispositions in 2022.

For a discussion of items that may affect forecast results, see the Notes to Financial Information.

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results for Full Year 2022 Forecasts (1)

(unaudited, in millions)

	Full Year 2022
	Low-end of range	High-end of range
Operating profit margin (2)	15.1%	16.1%
All Owned Hotel EBITDA margin (2)	31.5%	32.1%

Net income	$588	$652
Depreciation and amortization	662	662
Interest expense	159	159
Provision for income taxes	32	33
Gain on sale of property and corporate level income/expense	42	40
Severance expense at hotel properties	2	2
All Owned Hotel adjustments (1)	12	12
All Owned Hotel EBITDA (1)	$1,497	$1,560

___________

(1)
See "Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2022 Forecasts" for other forecast assumptions. All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of June 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of June 30, 2022. All Owned Hotel results also include the results of our leased office buildings and other non-hotel revenue and expense items.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. All Owned Hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Low-end of range					High-end of range
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Rooms	$2,973	$—	$(23)	$—	$2,950	$3,035	$—	$(23)	$—	$3,012
Food and beverage	1,360	—	(5)	—	1,355	1,403	—	(5)	—	1,398
Other	448	—	(1)	—	447	451	—	(1)	—	450
Total revenues	4,781	—	(29)	—	4,752	4,889	—	(29)	—	4,860
Expenses
Hotel expenses	3,308	(2)	(41)	—	3,265	3,353	(2)	(41)	—	3,310
Depreciation	662	—	—	(662)	—	662	—	—	(662)	—
Corporate and other expenses	105	—	—	(105)	—	105	—	—	(105)	—
Gain on insurance and business interruption settlements	(16)	—	—	6	(10)	(16)	—	—	6	(10)
Total expenses	4,059	(2)	(41)	(761)	3,255	4,104	(2)	(41)	(761)	3,300
Operating Profit - All Owned Hotel EBITDA	$722	$2	$12	$761	$1,497	$785	$2	$12	$761	$1,560

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of net income, earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and All Owned Hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

All Owned Hotel Operating Statistics and Results

To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results” below). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results, referred to as "All Owned Hotel", which include the following adjustments: (1) operating results are presented for all consolidated hotels owned as of June 30, 2022, but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of June 30, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results.

Foreign Currency Translation

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. Therefore, hotel statistics and results for non-U.S. properties include the effect of currency fluctuations, consistent with our financial statement presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, and (iv) All Owned Hotel Operating Statistics and Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

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Notes to Financial Information (cont.)

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

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Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.
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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
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Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
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Severance Expense –In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and, therefore, we excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre and Adjusted EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

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Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing

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Notes to Financial Information (cont.)

performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.
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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
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Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
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Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre

We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only), severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Operating Statistics and Results” above. We present All Owned Hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All Owned Hotel results are presented both by location and for the

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Notes to Financial Information (cont.)

Company’s properties in the aggregate. We eliminate from our hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient.

Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

While management believes that presentation of All Owned Hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on All Owned Hotel results in the aggregate. For these reasons, we believe All Owned Hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.